UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2006

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 458-6200

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2006, Antares Pharma, Inc. (the “Company”) entered into an employment agreement with Robert F. Apple in connection with Mr. Apple’s appointment as the Senior Vice President and Chief Financial Officer of the Company. Mr. Apple’s appointment is discussed below in Item 5.02 of this Current Report on Form 8-K.

The employment agreement provides for a base salary of $250,000. In addition, Mr. Apple was granted a 5-year option to purchase 250,000 shares of common stock that vests pro rata on the last day of each month over 48 months commencing upon employment, but becomes fully vested upon a change of control of the Company. Mr. Apple is also entitled to participate in the Company’s established bonus plan and is also eligible for bonuses, including an option to purchase an additional 150,000 shares and up to an additional 250,000 shares of restricted stock, upon the achievement of certain performance-based criteria. The employment agreement also contains provisions regarding participation in benefit plans, vacation time, repayment of expenses, car allowance, protection of confidential information and ownership of intellectual property. In addition, the employment agreement contains a covenant not to compete and a covenant with respect to nonsolicitation and noninterference with customers, suppliers or employees. Mr. Apple’s agreement is for two years and automatically renews for consecutive one-year periods unless one of the parties delivers 60 days prior written notice of non-renewal. In the event that his employment is terminated by the Company without cause or by him for good reason the employment agreement provides Mr. Apple with severance equal to six months plus one additional for each full month of employment up to twelve months of base pay.

The foregoing description of the employment agreement between the Company and Mr. Apple is qualified in its entirety by reference to the copy of the agreement which is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 9, 2006, the Company issued a press release regarding the appointment as of February 9, 2006 of Robert F. Apple, age 39, to the position of Senior Vice President and Chief Financial Officer. Concurrently, Lawrence M. Christian has retired effective February 9, 2006 as Vice President Finance and Chief Financial Officer, but will remain as a part-time consultant to the Company. A copy of the press release is filed as Exhibit 99.1 hereto.

Prior to joining the Company, Mr. Apple was Chief Operating and Financial Officer of InKine Pharmaceutical Company, Inc., a publicly-held specialty pharmaceutical company, for eight years. Mr. Apple’s responsibility included all financial, sales and manufacturing matters. The employment agreement entered into between Mr. Apple and the Company is described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Senior Management Agreement, dated February 9, 2006, between Antares Pharma, Inc. and Robert F. Apple

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006	By	/s/ Jack E. Stover
Jack E. Stover
	Its	Chief Executive Officer